Exhibit 99

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

REX AMERICAN RESOURCES REPORTS FISCAL 2023
SECOND QUARTER NET INCOME PER SHARE
ATTRIBUTABLE TO REX COMMON SHAREHOLDERS OF $0.52

Dayton, Ohio, (August 30, 2023) -- REX American Resources Corporation (NYSE: REX) (“REX” or “the Company”) today reported financial results for its fiscal 2023 second quarter (“Q2 ‘23”) ended July 31, 2023. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2932

Webcast / Replay URL:	www.rexamerican.com

The webcast will be available for replay for 30 days.

REX American Resources’ Q2 ‘23 results principally reflect its interests in six ethanol production facilities. The One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) ethanol production facilities are consolidated, while the four other ethanol plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q2 ‘23 net sales and revenue were $212.0 million compared with $240.3 million in Q2 ‘22. The year-over-year net sales and revenue decline primarily reflects a reduction in the quantities sold of ethanol, as well as lower prices for ethanol, dried and modified distillers grains, and corn oil. Q2 ‘23 gross profit increased 30.1% to $18.4 million, from $14.1 million in Q2 ‘22, primarily reflecting lower corn and natural gas pricing. Income before income taxes and non-controlling interests was $16.1 million, compared with $19.2 million in the comparable year-ago period; however, excluding the benefit of COVID-19 relief grants received in Q2 ‘22 income before income taxes and noncontrolling interest increased 64.3% to $16.1 million in Q2 ‘23 from $9.8 million in Q2 ‘22. Q2 ‘22 benefited as the Company’s two consolidated plants received COVID-19 relief grants from the U.S.D.A. totaling approximately $7.8 million recorded as other income, and approximately $1.6 million recorded as equity income in unconsolidated affiliates.

Net income attributable to REX shareholders was $9.1 million in Q2 ‘23 compared with $11.2 million in Q2 ‘22. Q2 ‘23 basic and diluted net income per share attributable to REX common shareholders was $0.52, compared to $0.63 per share in Q2 ‘22. Per share results for the Q2 ‘23 and Q2 ‘22 periods are based on 17,460,000 and 17,772,000 diluted weighted average shares outstanding, respectively, reflecting the Company’s 3-for-1 common stock split effected August 5, 2022.

REX American Resources Q2 ‘23 Results, 8/30/23	page 2

REX American Resources’ Chief Executive Officer, Zafar Rizvi, commented, “Our focus on operational efficiency resulted in REX delivering its twelfth consecutive quarter of profitability. During the quarter we continued our efforts on the One Earth Energy carbon capture project. We believe the One Earth project has the potential to deliver compelling financial returns and will position REX to play an important role in reducing greenhouse gas emissions. Earlier this year, our NuGen Energy facility reached an agreement to be part of Summit Carbon Solutions’ carbon capture and storage pipeline, which we believe will also advance our sustainability goals. In addition, Big River Resources previously entered into an agreement with Navigator CO2 whereby Navigator is to provide Big River with turnkey carbon capture, utilization and storage services.

“Our solid financial position and balance sheet flexibility, combined with our company-wide focus on operational excellence, allows us to continue to make return-focused investments to further strengthen our plants and their operational efficiency while also moving our carbon capture and sequestration initiatives forward.”

Balance Sheet

As of July 31, 2023, REX had cash and cash equivalents and short-term investments of $284.4 million, $31.2 million of which was at the parent company and $253.2 million of which was at its consolidated production facilities. This compares with cash, cash equivalents and short-term investments at January 31, 2023, of $280.9 million, $42.1 million of which was at the parent company and $238.8 million of which was at its consolidated production facilities.

The following table summarizes select data related to REX’s
consolidated alternative energy interests:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Average selling price per gallon of ethanol	$2.42	$2.65	$2.32	$2.47
Average selling price per ton of dried distillers grains	$226.48	$249.62	$236.30	$233.80
Average selling price per pound of distillers corn oil	$0.55	$0.72	$0.59	$0.68
Average selling price per ton of modified distillers grains	$103.01	$128.50	$116.20	$121.65

Ethanol gallons sold (in millions)	69.1	71.4	140.6	135.9

REX American Resources Q2 ‘23 Results, 8/30/23	page 3

Change in Accounting Principles

For the quarter ended July 31, 2023 the Company made a change in the method of accounting to begin classifying shipping and handling costs as cost of sales, instead of within selling, general and administrative expenses (SG&A), as historically presented, in order to improve the comparability of gross profit and SG&A reported. The Company has applied a retrospective application of the new accounting policy.

The following table summarizes the impact of the Company’s
retrospective change in accounting principle:

	Three Months Ended April 30, 2023
	As Previously Reported	Effect of Change	As Currently Reported

Cost of sales	$197,685	$4,863	$202,548

Gross profit	$15,029	$(4,863)	$10,166

Selling, general and administrative expenses	$(10,632)	$4,863	$(5,769)

	Three Months Ended July 31, 2022			Six Months Ended July 31, 2022
	As Previously Reported	Effect of Change	As Currently Reported	As Previously Reported	Effect of Change	As Currently Reported

Cost of sales	$223,744	$2,481	$226,225	$406,060	$2,485	$408,545

Gross profit	$16,584	$(2,481)	$14,103	$28,496	$(2,485)	$26,011

Selling, general and administrative expenses	$(9,148)	$2,481	$(6,667)	$(14,351)	$2,485	$(11,866)

Second Quarter Conference Call

REX will host a conference call at 11:00 a.m. ET today to discuss the quarterly results and will host a question and answer session. The dial in number for the audio conference call is 212/231-2932 (domestic and international callers). Participants can also listen to a live webcast of the call on the Company’s website at, www.rexamerican.com. A webcast replay will be available for 30 days following the live event.

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 695 million gallons of ethanol over the twelve-month period ended July 31, 2023. REX’s effective ownership of the trailing twelve-month gallons shipped (for the twelve months ended July 31, 2023) by the ethanol production facilities in which it has ownership interests was approximately 275 million gallons. Further information about REX is available at www.rexamerican.com.

REX American Resources Q2 ‘23 Results, 8/30/23	page 4

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the effect of pandemics such as COVID-19 on the Company’s business operations, including impacts on supplies, demand, personnel and other factors, the impact of legislative and regulatory changes, the price volatility and availability of corn, distillers grains, ethanol, distillers corn oil, commodity market risk, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, logistical interruptions, changes in the international, national or regional economies, the impact of inflation, the ability to attract employees, weather, results of income tax audits, changes in income tax laws or regulations, the impact of U.S. foreign trade policy, changes in foreign currency exchange rates and the effects of terrorism or acts of war. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500 / rex@jcir.com

REX American Resources Q2 ‘23 Results, 8/30/23	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Net sales and revenue	$211,977	$240,328	$424,691	$434,556
Cost of sales	193,625	226,225	396,173	408,545
Gross profit	18,352	14,103	28,518	26,011
Selling, general and administrative expenses	(8,618)	(6,667)	(14,387)	(11,866)
Equity in income of unconsolidated ethanol affiliates	3,047	3,598	4,537	5,549
Interest and other income, net	3,271	8,181	6,072	8,355
Income before income taxes and noncontrolling interests	16,052	19,215	24,740	28,049
Provision for income taxes	(3,768)	(4,330)	(5,756)	(6,178)
Net income	12,284	14,885	18,984	21,871
Net income attributable to noncontrolling interests	(3,229)	(3,715)	(4,693)	(5,519)
Net income attributable to REX common shareholders	$9,055	$11,170	$14,291	$16,352

Weighted average shares outstanding - basic and diluted	17,460	17,772	17,427	17,777

Basic and diluted net income per share attributable to REX common shareholders	$0.52	$0.63	$0.82	$0.92

- balance sheets follow -

REX American Resources Q2 ‘23 Results, 8/30/23	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
Unaudited

ASSETS:	July 31, 2023	January 31, 2023
CURRENT ASSETS:
Cash and cash equivalents	$102,166	$69,612
Short-term investments	182,209	211,331
Restricted cash	2,009	1,735
Accounts receivable	31,998	25,162
Inventory	45,960	48,744
Refundable income taxes	5,654	2,962
Prepaid expenses and other	17,947	13,098
Total current assets	387,943	372,644
Property and equipment, net	135,144	135,497
Operating lease right-of-use assets	12,713	15,214
Other assets	19,554	23,179
Equity method investment	37,582	33,045
TOTAL ASSETS	$592,936	$579,579
LIABILITIES AND EQUITY:
CURRENT LIABILITIES:
Accounts payable - trade	$22,100	$34,091
Current operating lease liabilities	5,095	5,180
Accrued expenses and other current liabilities	20,346	15,328
Total current liabilities	47,541	54,599
LONG-TERM LIABILITIES:
Deferred taxes	1,097	1,097
Long-term operating lease liabilities	7,605	9,855
Other long-term liabilities	3,144	3,034
Total long-term liabilities	11,846	13,986
EQUITY:
REX shareholders' equity:
Common stock	299	299
Paid-in capital	3,181	578
Retained earnings	655,117	640,826
Treasury stock	(192,037)	(193,721)
Total REX shareholders' equity	466,560	447,982
Noncontrolling interests	66,989	63,012
Total equity	533,549	510,994
TOTAL LIABILITIES AND EQUITY	$592,936	$579,579

- statements of cash flows follow -

REX American Resources Q2 ‘23 Results, 8/30/23	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Six Months Ended July 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$18,984	$21,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,915	8,984
Amortization of operating lease right-of-use assets	2,671	2,835
Income from equity method investments	(4,537)	(5,549)
Interest income from investments	(3,967)	(488)
Deferred income taxes	3,947	4,153
Stock based compensation expense	3,892	856
Loss on sale of property and equipment - net	205	5
Changes in assets and liabilities:
Accounts receivable	(6,836)	(12,738)
Inventories	2,784	(7,703)
Refundable income taxes	(2,692)	779
Other assets	(5,153)	(2,153)
Accounts payable - trade	(12,595)	(11,254)
Other liabilities	3,019	1,173
Net cash provided by operating activities	8,637	771
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(8,173)	(2,936)
Purchase of short-term investments	(194,400)	(189,988)
Sale of short-term investments	227,490	25,882
Deposits	(20)	-
Proceeds from sale of real estate and property and equipment	10	-
Net cash provided by (used in) investing activities	24,907	(167,042)
CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock acquired	-	(6,193)
Payments to noncontrolling interests holders	(716)	(1,633)
Net cash used in financing activities	(716)	(7,826)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	32,828	(174,097)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - Beginning of period	71,347	232,068
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - End of period	$104,175	$57,971

Non-cash financing activities - Stock awards accrued	$570	$563
Non-cash financing activities - Stock awards issued	$965	$1,539
Non-cash investing activities - Accrued capital expenditures	$1,029	$260
Right-of-use assets acquired and liabilities incurred upon lease execution	$312	$4,507

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